UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007

COMBINATORX, INCORPORATED

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Sixteenth Floor

Cambridge, MA 02142

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 301-7000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 21, 2007, CombinatoRx, Incorporated (“CombinatoRx”) amended its secured equipment line of credit with General Electric Capital Corporation to increase the line of credit by $0.1 million, and CombinatoRx also borrowed approximately $0.4 million under the amended line of credit. Additional amounts borrowed under the amended facility are repayable over 48 months in the case of laboratory and scientific equipment, 36 months in the case of computer equipment and 24 months for software. Amounts borrowed bear interest at the rate of 10.45% per annum in the case of computer equipment and software and 10.47% per annum in the case of laboratory and scientific equipment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

(a)	See the description of the borrowing under the line of credit with General Electric Capital Corporation in Item 1.01.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note, dated as of December 21, 2007, between General Electric Capital Corporation and CombinatoRx, Incorporated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CombinatoRx, Incorporated

By:	/s/ Jason F. Cole
Jason F. Cole
Senior Vice President and General Counsel

Date: December 21, 2007

Index to Exhibits

Exhibit No.	Description
10.1	Promissory Note, dated as of December 21, 2007, between General Electric Capital Corporation and CombinatoRx, Incorporated.